               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549



                           FORM 8-K


                        CURRENT REPORT
            Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):
                     December 19, 1997



                ASSOCIATED TECHNOLOGIES, INC.
     ------------------------------------------------
    (Exact name of registrant as specified in its charter)



      Delaware            33-55254-45       87-0485306
     -------------------------------------------------
    (State or other     (Commission     (I.R.S. Employer
     jurisdiction)       File Number)    Identification No.)


  204 Third Avenue, Suite 172, New York, New York   10021
     ----------------------------------------------------
       (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code (212) 988-0394
                                                   --------------


                   ASSOCIATED TECHNOLOGIES
-------------------------------------------------------------
Former name and former address, if changed since last report)

Item 5.  Other Events.

a.   Transaction with Virtual Music Entertainment, Inc.

     On December 19, 1997, Associated Technologies, Inc. (the "Company") entered into a securities exchange agreement (the "Securities Exchange Agreement") to purchase a majority of the outstanding equity, on a fully-diluted basis, of Virtual Music Entertainment, Inc. ("VME") in exchange for a minimum of 1,603,931 shares of the Company's common stock (assuming 51% of VME's equity securities are exchanged). The closing of the exchange transaction will occur upon and is subject to the satisfaction of certain conditions set forth in the Securities Exchange Agreement. The Company expects that the closing of the exchange transaction will occur during January 1998. In addition, the Securities Exchange Agreement contemplates that after the closing of the exchange transaction, a merger will be effected whereby the Company, by virtue of a merger of a wholly-owned subsidiary of the Company with and into VME with VME being the surviving corporation, will acquire ownership of the remaining outstanding equity of VME. In connection with such merger, the Company will issue additional shares of its common stock to certain security holders of VME and receive as consideration therefor all of the outstanding securities of VME not already owned by the Company on the date of such merger.

     VME, based in Andover, Massachusetts, is involved in the development of computer software games using digital sound technology.

b.   Reincorporation from State of Nevada to State of Delaware.

     On December 18, 1997, the Company effected a change in the state of its jurisdiction of incorporation from the State of Nevada to the State of Delaware. Such change of jurisdiction was effected by means of a merger of the Company's predecessor entity, Associated Technologies, a Nevada corporation ("Associated-Nevada"), into Associated Technologies, Inc., then a wholly-owned Delaware subsidiary of Associated-Nevada formed for such purpose. The Company was the surviving corporation of the merger described in the previous sentence.

Item 7.   Financial Statements and Exhibits.




(c)       Exhibits.

Exhibit No.    Description

     2(a) Securities Exchange Agreement, dated as of December 19, 1997, by and among the Company, VME and each VME Securityholder party to a Joinder Agreement.

     99(a)     Press Release issued December 23, 1997.

                              SIGNATURES



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ASSOCIATED TECHNOLOGIES, INC.



                              By:/s/ Leonard N. McDowall
                                 --------------------------
                                  Name: Leonard N. McDowall
                                  Title: Vice-President


Dated:  December 30, 1997

                    EXHIBIT NO. 2(a) TO FORM 8-K




                                             EXECUTION COPY







                    SECURITIES EXCHANGE AGREEMENT

                             BY AND AMONG

                    ASSOCIATED TECHNOLOGIES, INC.

                  VIRTUAL MUSIC ENTERTAINMENT, INC.

                                  and

         EACH VME SECURITYHOLDER PARTY TO A JOINDER AGREEMENT










                    Dated as of December 19, 1997

                         EXHIBITS


EXHIBIT A      ALLOCATION OF EXCHANGE CONSIDERATION

EXHIBIT B      ESCROW AGREEMENT

EXHIBIT C      FORM OF REGISTRATION RIGHTS DECLARATION

EXHIBIT D      FORM OF VOTING AGREEMENT

EXHIBIT E      FORM OF NON-COMPETE AGREEMENT

EXHIBIT F      FORM OF MERGER AGREEMENT

EXHIBIT G      FORM OF JOINDER AGREEMENT

          SECURITIES EXCHANGE AGREEMENT dated as of December 19, 1997 (the "Agreement"), by and among ASSOCIATED TECHNOLOGIES, INC. a Delaware corporation ("Associated"), VIRTUAL MUSIC ENTERTAINMENT, INC., a Delaware corporation ("VME") and each VME securityholder party to a Joinder Agreement (as hereinafter defined) (collectively, the "VME Securityholders").

          WHEREAS, the respective Boards of Directors of Associated and VME have (x) each determined that it is advisable and for the benefit and in the best interests of their corporations and their respective stockholders that VME combine with Associated by means of (i) the exchange of securities contemplated hereunder (the "Exchange") and (ii) a merger (the "Merger") to be effected subsequent to the Exchange pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") to be executed by Associated, AT Sub, Inc., a wholly-owned subsidiary of Associated organized under the laws of the State of Delaware ("Sub") and VME at the Closing (as hereinafter defined) and attached hereto as Exhibit F (the Merger, together with the Exchange, is sometimes hereinafter referred to as the "Acquisition"), and (y) approved and adopted the terms of this Agreement with respect to the Exchange and the transactions to be effected hereunder as well as the terms and conditions of the Merger Agreement with respect to the Merger and the transactions to be effected thereunder.

          NOW, THEREFORE, in consideration of the premises, the mutual covenants, representations and warranties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be bound hereby agree as follows:


                              ARTICLE I

                            THE EXCHANGE

          SECTION 1.1 The Exchange. Subject to the terms and conditions hereof, on the Closing Date (as defined in Section 2.4), Associated shall offer to purchase and the VME Securityholders shall sell certain of the securities of VME owned by them in exchange for fully paid and nonassessable shares of common stock, $0.001 par value per share, of Associated (the "Associated Common Stock") as determined by the Exchange Ratio set forth on Exhibit A hereto (the "Exchange Ratio").

                              ARTICLE 2

                       EXCHANGE OF SECURITIES

          SECTION 2.1 Exchange of Securities. As of the Closing Date, by virtue of the Exchange, each of the following:

                    (i)       the shares of VME's common stock,
$.01 par value per share (the "VME Common Stock"), issued and outstanding and held by the VME Securityholders immediately prior to the Closing Date;

                    (ii)      the shares of VME's Series D and
Series E Preferred Stock, $.01 par value per share (the "VME
Preferred Stock"), issued and outstanding and held by the VME
Securityholders immediately prior to the Closing Date;

                    (iii)     warrants issued by VME to purchase
shares of its Series E Preferred Stock issued and outstanding and held by the VME Securityholders immediately prior the Closing Date; and

                    (iv)      the entire aggregate amount of
principal and accrued interest on all principal outstanding (the "Senior Debt") on the Closing Date pursuant to the terms of the Loan Agreement dated as of the 19th day of September, 1996, as amended, by and between VME and the secured parties named therein;

shall be sold and exchanged for shares of Associated Common Stock as determined by the Exchange Ratio (the "Closing Shares"). The Closing Shares are sometimes hereinafter referred to as the "Exchange Consideration". The number of Closing Shares issuable to the VME Securityholders shall be appropriately adjusted to reflect fully the effect of any stock dividend (including any dividend or distribution of securities convertible into Associated Common Stock), reorganization, recapitalization, or other like change with respect to Associated Common Stock occurring after the date hereof and prior to the Closing Date. Each of the VME Common Stock, the VME Preferred Stock and the instruments evidencing the Senior Debt are hereinafter collectively referred to as the "VME Tendered Securities". Stock certificates representing Closing Shares shall be delivered to each VME Securityholder executing and delivering a Joinder Agreement in the form attached hereto as Exhibit G (a "Joinder Agreement") and the ancillary documents related thereto as promptly as practicable following the Closing Date.

          SECTION 2.2 Conversion of Warrants. Each warrant exercisable for shares of the capital stock of VME (each a "VME Warrant") that is outstanding and unexercised and held by a VME Securityholder after the Closing Date, by virtue of the Exchange, automatically and without any action on the part of the holder thereof, and subject to the other terms and conditions thereof, shall be deemed to be exercisable for that number of shares of Associated Common Stock that the holder of such VME Warrant would have received in the Exchange pursuant to Section 2.1 had such holder exercised such VME Warrant in full immediately prior to the Closing Date and the price per share of VME Common Stock under such VME Warrant, shall equal the price per share of VME Common Stock under such VME Warrant as in effect prior to the Closing Date divided by the applicable ratio set forth on Exhibit A hereto. After the Closing Date, Associated shall issue to each holder of a VME Warrant a new warrant on substantially the same terms as the VME Warrant; provided, however, that the failure of Associated to so issue new warrants in substitution for VME Warrants shall not limit the rights of the holder hereunder or thereunder and each such VME Warrant will be deemed amended to substitute Associated in place of VME and the terms and conditions of each such VME Warrant shall be applicable to Associated in the same manner as they would have been applicable to VME if the Exchange had not occurred except that such holder shall be entitled to receive the number of shares of Associated Common Stock upon exercise and at an exercise price as set forth and calculated pursuant to the first sentence of this
Section 2.2. Associated shall set aside and reserve the number of shares of Associated Common Stock issuable upon exercise of the replacement warrants issuable by Associated on the Closing Date in exchange for the VME Warrants.

          SECTION 2.3 Escrow. A portion of the Closing Shares will be placed into escrow pursuant to the terms of an escrow agreement in the form attached hereto as Exhibit B (the "Escrow Agreement") to be used to satisfy any indemnification obligations of the Indemnifying Stockholders (as hereinafter defined) arising under Section 11.2 hereof.

          SECTION 2.4 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place, unless the parties shall otherwise agree, at the offices of Werbel & Carnelutti, 711 Fifth Avenue, New York, New York 10022 at 10:00 A.M. local time (i) as soon as practicable after the day on which the last condition set forth in Article 9 shall have been fulfilled or waived or (ii) at such other time as VME and Associated may mutually agree (the "Closing Date").

                              ARTICLE 3

               CERTIFICATES OF INCORPORATION AND BY-LAWS

          SECTION 3.1 Directors and Officers of VME. The directors and officers of VME after the Closing shall be the directors and officers of VME prior to the Closing and they shall hold office from the Closing Date until the respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of VME or as otherwise provided by law.


                              ARTICLE 4

               CERTAIN PROVISIONS RELATING TO SHARES

          SECTION 4.1 No Fractional Shares of Associated Common Stock. No fractional shares of Associated Common Stock shall be issued by Associated in the Exchange and the number of shares of Associated Common Stock to be issued pursuant to the terms of the Exchange shall be rounded down to the next whole number.


                              ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF VME

          Except as set forth in the Disclosure Schedule to be delivered by VME to Associated (the "VME Disclosure Schedule"), which shall identify exceptions by specific Section references, VME hereby represents and warrants to Associated that:

          SECTION 5.1 Organization and Qualification; Subsidiaries. Each of VME and Virtual Music Entertainment (EUR), Ltd., its sole subsidiary, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be in good standing, or to have such power and authority, or to be duly qualified and in good standing, as the case may be, would not have a VME Material Adverse Effect. The term "VME Material Adverse Effect" as used in this Agreement shall mean any event, change or effect that, individually or when taken together with all other such events, changes or effects, would be materially adverse to the financial condition, properties, assets, business or operations of VME and its subsidiary, taken as a whole, at the time of such event, change or effect.

          SECTION 5.2 Certificates of Incorporation and By-Laws. VME has heretofore furnished to Associated complete and correct copies of the Certificates of Incorporation and the By-Laws, in each case as amended or restated, of VME and its subsidiary. Neither VME nor its subsidiary is in violation of any of the provisions of its Certificate of Incorporation or By-Laws, or equivalent organizational documents, as the case may be.


          SECTION 5.3 Capitalization. As of the date of this Agreement, the authorized capital stock of VME is as set forth on
Section 5.3 of the VME Disclosure Schedule. Section 5.3 of the VME Disclosure Schedule lists all of the authorized, issued and outstanding and treasury capital stock of VME as well as all shares of capital stock reserved for future issuance pursuant to stock options, warrants or convertible debt or equity securities as of the date hereof. Section 5.3 of the VME Disclosure Schedule sets forth the name and address (as reflected on the books and records of VME) of (x) each holder of capital stock of VME and the number and class of such shares and (y) each holder of a warrant or option to purchase shares of capital stock of VME, the number of shares of capital stock into which such warrants are exercisable, the exercise price of such warrant and the expiration date of such warrant. Appended to Section 5.3 of the VME Disclosure Schedule are true and correct copies of the forms of the warrants issued by VME. All the shares of VME Common Stock and VME Preferred Stock issued and outstanding are duly authorized, validly issued, fully paid and nonassessable and, except as set forth on Section 5.3 of the VME Disclosure Schedule, are not subject to preemptive rights created by statute, common law, VME's Certificate of Incorporation or By-Laws, or any agreement to which VME is a party or is bound or otherwise. The outstanding shares of capital stock of VME's subsidiary are duly authorized and validly issued and, if applicable, fully paid and nonassessable, and such shares owned by VME are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on VME's voting rights, charges or other encumbrances of any nature whatsoever. There are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which VME or its subsidiary is a party relating to the issued or unissued capital stock or other securities of VME or its subsidiary or obligating VME or its subsidiary to grant, issue or sell any shares of the capital stock or other securities of VME or its subsidiary, by sale, lease, license or otherwise, except (A) as disclosed in Section 5.3 of the VME Disclosure Schedule and (B) for VME's existing stock option plans to the extent stock options for such shares thereunder have not yet been granted. As of the date of this Agreement, except as set forth in Section 5.3 of the VME

Disclosure Schedule, there are no obligations, contingent or otherwise, of VME or its subsidiary to (x) repurchase, redeem or otherwise acquire any shares of VME Common Stock or VME Preferred Stock, or the capital stock of, or other equity interests in, the subsidiary of VME or (y) (other than advances to VME's subsidiary in the ordinary course of business) provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, the subsidiary of VME or any other person.

          SECTION 5.4 Authority. VME has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by VME and the consummation by VME of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of VME are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by VME and, assuming the due authorization, execution and delivery thereof by Associated constitutes the legal, valid and binding obligation of VME, enforceable against VME in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights in general from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 5.5    No Conflict; Required Filings and
Consents.

               (a) The execution and delivery of this Agreement by VME does not, and the performance of this Agreement by VME and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws, in each case as amended or restated, of VME or its subsidiary, (ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment, arbitration award or decree (collectively, "Laws") Government Permit (as hereinafter defined) in effect as of the date of this Agreement and applicable to VME or its subsidiary or by which any of their respective properties is bound or subject to including, without limitation, Section 203 of Delaware Law or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of VME or its subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, order, decree, franchise or other material instrument or obligation to which VME or its subsidiary is a party or by which VME or its subsidiary or any of their respective properties is bound or is subject to, except for any such conflicts or violations described in clause
(ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation or liens or encumbrances described in clause (iii) that would not have a VME Material Adverse Effect.

               (b) The execution and delivery of this Agreement by VME does not, and the performance of this Agreement by VME and the ownership and operation of the business and properties of VME and its subsidiary by VME following the Closing Date will not, as of the date of this Agreement, require VME or its subsidiary to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any governmental or regulatory authority ("Governmental Entities"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and state securities or blue sky laws ("Blue Sky Laws"), (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent VME from performing its obligations under this Agreement or otherwise have a VME Material Adverse Effect.

          SECTION 5.6 Permits; Compliance. Each of VME and its subsidiary is in possession of all franchises, grants, authoriza-tions, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "VME Permits"), and there is no action or proceeding or, to the knowledge of VME, investiga-tion pending or threatened regarding suspension or cancellation of any VME Permits, except where the failure to possess, or the suspension or cancellation of, such VME Permits would not have a VME Material Adverse Effect. Neither VME nor its subsidiary is in conflict with, or in default or violation of (a) any Law or any rule of professional conduct applicable thereto and applicable to VME or its subsidiary or by which any of their respective properties is bound or subject to or (b) any of the VME Permits, except for any such conflicts, defaults or violations which would not have a VME Material Adverse Effect.

          SECTION 5.7 Financial Statements. VME has furnished to Associated copies of the balance sheet of VME as at March 31, 1996 and March 31, 1997, and the related statements of operations, stockholders' equity and cash flows of VME for the three years ended March 31, 1997, audited by Coopers & Lybrand L.L.P. (the "VME Audited Financial Statements"), and the balance sheet of VME as at September 30, 1997 and statement of operations of VME for the six months ended September 30, 1997 (the "VME Unaudited Financial Statements" and collectively with the VME Audited Financial Statements, the "VME Financial Statements"). The VME Financial Statements and notes thereto accurately and fairly reflect the books and records of VME and fairly present the financial condition, cash flow and results of operations of VME as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles, consistently applied ("GAAP"), subject, in the case of the VME Unaudited Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the VME Audited Financial Statements). Section 5.7 of the VME Disclosure Schedule describes the deviations, if any, from GAAP of the VME Unaudited Financial Statements.

          SECTION 5.8 No Undisclosed Liabilities. There are no liabilities of VME or its subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except as disclosed on Section 5.8 of the VME Disclosure Schedule and other than:

               (a) liabilities disclosed or provided for in the VME Financial Statements;

               (b) liabilities incurred in the ordinary course of business consistent with past practice (in nature and amount), and which are not material in amount, since April 1, 1997; and

               (c)  liabilities that individually or in the
aggregate would not have a VME Material Adverse Effect.

          SECTION 5.9 Contracts. Listed on Section 5.9 of the VME Disclosure Schedule are all written contracts and agreements of either VME and/or its subsidiary, including, but not limited to, employment contracts, leases and management agreements, which require the payment by or to VME or its subsidiary of more than $50,000 annually (each a "VME Material Contract"). VME has provided to Associated true, correct and complete copies of each VME Material Contract. Except as set forth in Section 5.9 of the VME Disclosure Schedule, neither VME nor its subsidiary is, nor has either of them received any notice that either of them is, nor does either of them have any knowledge that any other party is, in default in any respect under any VME Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default except where such event would not have a VME Material Adverse Effect.
Each VME Material Contract complies with all applicable Laws, except where such non-compliance would not have a VME Material Adverse Effect.

          SECTION 5.10 Absence of Certain Changes or Events. Except as set forth in Section 5.10 of the VME Disclosure Schedule, during the period commencing April 1, 1997, and ending on the date of this Agreement, and other than as disclosed to Associated in writing prior to the date hereof, (a) VME has not taken any actions or failed to take any actions which would reasonably be expected to have, either individually or in the aggregate, a VME Material Adverse Effect and (b) neither VME nor its subsidiary has made a change in its accounting methods, principles or practices.

          SECTION 5.11 Absence of Litigation. Except as set forth in Section 5.11 of the VME Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of VME, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of VME, threatened in writing against VME or its subsidiary (except for claims, actions, suits, litigations, proceedings, arbitrations, or investigations which, individually or in the aggregate, would not reasonably be expected to have a VME Material Adverse Effect), and neither VME nor its subsidiary is subject to any continuing order of, consent decree, or, to the knowledge of VME, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters which, individually or in the aggregate, would not have a VME Material Adverse Effect.

          SECTION 5.12 Taxes. Except for such matters that would not have a VME Material Adverse Effect or are disclosed in Section
5.12 of the VME Disclosure Schedule (a) VME and its subsidiary have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes (as hereinafter defined) for any period ending on or before the Closing Date, taking into account any extension of time to file granted to or obtained on behalf of VME and its subsidiary, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Closing Date have been paid or will be paid when due except for Taxes that are being contested in good faith by appropriate proceedings (all of which are described in Section 5.12 of the VME Disclosure Schedule) and for which adequate reserves are reflected on the VME Unaudited Financial Statements, (c) as of the date hereof, no deficiency for any material amount of Tax has been asserted or assessed in writing by a taxing authority against VME or its subsidiary, (d) all liabilities for Taxes of VME or its subsidiary that are or will become due or payable with respect to periods covered by the financial statements referred to in Section
5.7 hereof have been paid or adequately reserved for on such financial statements and (e) VME has not received written notice that any Tax return or report of VME or its subsidiary is under examination.

          SECTION 5.13 Certain Business Practices. As of the date hereof, except for such actions which would not have a VME Material Adverse Effect, neither VME nor its subsidiary nor, to the knowledge of VME, any director, officer, agent or employee of VME or its subsidiary has (i) used any funds for unlawful contribu-tions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to government officials or employees, or (iii) made any other unlawful payment.

          SECTION 5.14 Board and Stockholder Approval. The Board of Directors of VME, at a meeting duly called and held, has by requisite vote under applicable Laws (i) determined that it is in the best interests of VME and the stockholders of VME that VME enter into a business combination with Associated by means of the Merger and facilitate the Merger by entering into this Agreement; and (ii) approved this Agreement and the Merger Agreement, including the consummation of the Merger.

          SECTION 5.15 Books and Records. The books of account and other financial records of VME and its subsidiary are in all material respects complete and correct and are maintained in accordance with good business practices and all Laws applicable to VME. Except as set forth in Section 5.15 of the VME Disclosure Schedule, the minute books of VME (all of which such minute books shall be delivered by VME to Associated at the Closing) contain accurate records of all meetings, and accurately reflect all material corporate action of the stockholders and directors of VME.

          SECTION 5.16 Intellectual Property. VME and its subsidiary own, or have obtained a license or otherwise have obtained the right to use in all jurisdictions necessary for the operation of VME's business as is presently conducted, all patents (including all applications, renewals, reissues, extensions, divisions continuations and extensions thereof), trademarks (including both registered and material unregistered trademarks and applications therefor), service marks, trade names, copyrights (including all registrations, renewals, modifications and extensions thereof) and know-how and trade secrets of material importance to the conduct of their business as currently conducted (collectively the "VME Intellectual Property"), without, to VME's knowledge, violating or conflicting with the rights of others. "Material" as used in this Section 5.16 shall mean any intellectual property right which, if VME does not own or have the right to use such right in all jurisdictions necessary for the operation of its business as presently conducted, will result in a VME Material Adverse Effect, as defined in Section 5.1 hereof. VME has no knowledge of any conflicting rights of others in any jurisdictions. Notwithstanding the above, VME represents and warrants that it is the owner of, or has the right to use, the music entertainment software, including all copyrights therein, used in the conduct of its business as currently conducted, and that such software was developed by employees of VME within the scope of their employment or it has valid assignment of ownership, and there are no conflicting rights of others in any jurisdictions with respect to such music entertainment software. Section 5.16 of the VME Disclosure Schedule lists all patents, all registered and material unregistered trademarks, service marks and trade names and all registered copyrights, and all applications for any of the foregoing, that are used or owned by VME. Each of VME and its subsidiary has taken all necessary action to maintain and protect each item of VME Intellectual Property of material importance to the conduct of VME's business as currently conducted. Except as set forth in Section 5.16 or Section 5.11 of the VME Disclosure Schedule, none of the VME Intellectual Property is subject to any pledge, lien, charge or other encumbrance created by or through VME or its subsidiary other than such encumbrances which individually or in the aggregate would not have a VME Material Adverse Effect. Except as set forth in Section 5.16 of the VME Disclosure Schedule, with respect to each item of VME Intellectual Property, the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge other than such injunctions, judgments, orders, decrees, rulings or charges which individually or in the aggregate would not have a VME Material Adverse Effect. Except as set forth in Section 5.16 or Section 5.11 of the VME Disclosure Schedule, with respect to each item of VME Intellectual Property, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of VME, is threatened which challenges the legality, validity, enforceability, use or ownership of the item other than any such challenge which individually or in the aggregate would not have a VME Material Adverse Effect. Except as set forth in Section 5.16, Section 5.9 or Section 5.11 of the VME Disclosure Schedule, with respect to each item of VME Intellectual Property, neither VME nor its subsidiary has ever agreed to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to the item. Except as set forth in Section 5.9 of the VME Disclosure Schedule, neither VME nor its subsidiary is in default with respect to the payment of any royalties, license fees, or other consideration to any owner or licensor of the VME Intellectual Property. To the knowledge of VME, the software currently marketed by VME (the "VME Software") does not infringe or violate the patent, copyright, trademark, service marks or trade secret rights of any other person. To the knowledge of VME, no claim of any person is pending or threatened to the effect that any VME Software infringes upon or conflicts with any such rights of any such person, except as set forth in Section 5.11 of the VME Disclosure Schedule.

          SECTION 5.17   [Intentionally Omitted]

          SECTION 5.18 Expenses of Transaction; Brokers. VME has not incurred and will not incur fees and expenses in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Exchange, other than reasonable fees and expenses of counsel and accountants, disbursements related to the consummation of the transaction, and up to $40,000 of investment banking fees to Value Investing Partners, Inc. ("VIP") (which investment banking fees are to be paid out of VME's cash flow from operations after the consummation of the Merger). Except as set forth in the preceding sentence, no broker, finder, financial advisor or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of VME.

          SECTION 5.19   [Intentionally Omitted]

          SECTION 5.20 Non-Accredited Investors. VME reasonably believes that each holder of VME Tendered Securities receiving shares of Associated Common Stock in connection with the Exchange is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

          SECTION 5.21 Employment-Related Matters. Except as set forth in Section 5.21 of the VME Disclosure Schedule, (a) neither VME nor its subsidiary is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of VME or its subsidiary, (b) there is no labor strike, dispute, slowdown, work stoppage, lockout or other labor controversy that is pending or threatened against or otherwise affecting VME or its subsidiary, and neither VME nor its subsidiary has experienced any labor controversy since January 1, 1992; (c) neither VME nor its subsidiary has closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement or separation program at any time from or after January 1, 1992, nor has VME or its subsidiary planned or announced any such action or program for the future with respect to which VME has any material liability; and (d) all salaries, wages, vacation pay, bonuses, commissions and other compensation payable by VME or its subsidiary to the employees of VME and its subsidiary, as applicable, before the date hereof have been paid in all material respects as of the date hereof.

          SECTION 5.22 Insurance. Section 5.22 of the VME Disclosure Schedule lists all contracts of insurance and indemnity in force at the date hereof with respect to VME and its subsidiary. Such contracts of insurance and indemnity (collectively, the "VME Insurance Contracts") insure against such risks and in such amounts as are appropriate and reasonable considering the property, business and operations of VME and its subsidiary. All of the VME

Insurance Contracts are in full force and effect, with no default thereunder by VME or its subsidiary which could permit the insurer to deny payment of claims thereunder. Neither VME nor its subsidiary has received notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage provided under the VME Insurance Contracts will not be available in the future on substantially the same terms as now in effect. Neither VME nor its subsidiary has received or given a notice of cancellation with respect to any of the VME Insurance Contracts.


                              ARTICLE 6

               REPRESENTATIONS AND WARRANTIES OF ASSOCIATED

          Except as set forth in the Disclosure Schedule to be delivered by Associated to VME (the "Associated Disclosure
Schedule"), which shall identify exceptions by specific Section references, Associated hereby represents and warrants to VME that:

          SECTION 6.1 Organization and Qualification; Subsidiaries. Each of Associated, Sub and Ogenic Technologies Pty Ltd. ("Ogenic") is duly incorporated, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be in good standing, or to have such power and authority, or to be duly qualified and in good standing, as the case may be, would not have an Associated Material Adverse Effect. Each subsidiary that is owned, directly or indirectly, by Associated is listed in Section 6.1 of the Associated Disclosure Schedule. Each of Ogenic Sales, Pty Ltd. ("Ogenic Sales") and Ogenic Industries Pty Ltd. ("Ogenic Industries") is a non-operating/inactive subsidiary of Associated. Each of Sub, Ogenic and any other subsidiary of Associated, except Ogenic Sales and Ogenic Industries, listed in Section 6.1 of the Associated Disclosure Schedule shall individually hereinafter be referred to as a "Subsidiary" and together as "Subsidiaries". The term "Associated Material Adverse Effect" as used in this Agreement shall mean any event, change or effect that, individually or when taken together with all other such events, changes or effects, would be materially adverse to the financial condition, properties, assets, business or operations of Associated and all of its subsidiaries, at the time of such event, change or effect.

          SECTION 6.2 Certificate of Incorporation and By-Laws. Associated has heretofore furnished to VME complete and correct copies of the Certificates of Incorporation and the By-Laws, or the equivalent organizational documents, in each case as amended or restated, of Associated, Sub and Ogenic. Neither Associated, Sub nor Ogenic is in violation of any of the provisions of its Certificate of Incorporation or By-Laws, or equivalent organizational documents, as the case may be.

          SECTION 6.3 Capitalization. As of the date of this Agreement, the authorized capital stock of Associated and the Subsidiaries is as set forth on Section 6.3 of the Associated Disclosure Schedule. Section 6.3 of the Associated Disclosure Schedule lists all of the authorized, issued and outstanding and treasury capital stock of Associated and the Subsidiaries as well as all shares of capital stock reserved for future issuance pursuant to stock options, warrants or convertible debt or equity securities as of the date hereof. The shares of Associated Common Stock to be issued in the Exchange or pursuant to this Agreement (including shares of Associated Common Stock issuable upon the exercise of options and warrants to be issued pursuant to this Agreement) have been duly authorized and, when issued in accordance with the Exchange or pursuant to this Agreement, will be validly issued, fully paid and nonassessable. At the Closing Date, Associated will have reserved and set aside the number of shares of Associated Common Stock issuable upon exercise of (a) the replacement warrants issuable by Associated at the Closing Date in exchange for the VME Warrants pursuant to Section 2.2 and (b) the options issuable by Associated to certain employees of VME pursuant to Section 8.10. As of the date of this Agreement, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Associated or any Subsidiary is a party relating to the issued or unissued capital stock or other securities of Associated or any Subsidiary to grant, issue or sell any shares of the capital stock or other securities of Associated or any Subsidiary by sale, lease, license or otherwise, except (A) as disclosed in Section 6.3 of the Associated Disclosure Schedule and (B) for options to purchase Associated Common Stock under Associated's existing stock option plans to the extent stock options for such shares thereunder have not yet been granted. As of the date of this Agreement, there are no obligations, contingent or otherwise, of Associated or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Associated Common Stock or such other entity's common stock.

          SECTION 6.4 Authority. Associated has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Associated and the consummation by Associated of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Associated are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Associated and, assuming the due authorization (if applicable), execution and delivery thereof by VME and the VME Securityholders, constitutes the legal, valid and binding obligation of Associated enforceable against Associated in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights in general from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 6.5    No Conflict; Required Filings and
Consents.

               (a) The execution and delivery of this Agreement by Associated does not, and the performance of this Agreement by Associated and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the Certificate of Incorporation or By-Laws, or the equivalent organizational documents, in each case as amended or restated, of Associated or the Subsidiaries, (ii) conflict with or violate any Laws or Associated Permit (as hereinafter defined) in effect as of the date of this Agreement applicable to Associated or any of its subsidiaries or by which any of their respective properties is bound or subject to, including, without limitation, Section 203 of Delaware Law, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on the properties or assets of Associated or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, order, decree, franchise or other material instrument or obligation to which Associated or any Subsidiary is a party or by which Associated or any Subsidiary or any of their respective properties is bound or subject to, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation or liens or encumbrances described in clause (iii) that would not have an Associated Material Adverse Effect.

               (b) The execution and delivery of this Agreement by Associated does not, and the performance of this Agreement by Associated will not, as of the date of this Agreement, require Associated or any Subsidiary to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act, the

Exchange Act and Blue Sky Laws and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent either Associated from performing its obligations under this Agreement or otherwise have an Associated Material Adverse Effect.

          SECTION 6.6 Permits; Compliance. Each of Associated and each Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Associated Permits"), and there is no action or proceeding or, to the knowledge of Associated or any Subsidiary, investigation pending or threatened regarding suspension or cancellation of any Associated Permits, except where the failure to possess, or the suspension or cancellation of, such Associated Permits would not have an Associated Material Adverse Effect. Neither Associated nor any Subsidiary is in conflict with, or in default or violation of
(a) any Law or any rule of professional conduct applicable thereto and applicable to Associated or any Subsidiary or by which any of their respective properties is bound or subject to or (b) any of the Associated Permits, except for any such conflicts, defaults or violations which would not have an Associated Material Adverse Effect.

          SECTION 6.7 Financial Statements. Associated has furnished to VME copies of the balance sheet of Associated as at December 31, 1995 and December 31, 1996, and the related statements of operations, stockholders' equity and cash flows of VME for the three years ended December 31, 1996, audited by Stanton Partners (the "Associated Audited Financial Statements"), and the balance sheet of Associated as at September 30, 1997 and statement of operations of Associated for the nine months ended September 30, 1997 (the "Associated Unaudited Financial Statements" and collectively with the Associated Audited Financial Statements, the "Associated Financial Statements"). The Associated Financial Statements and notes thereto accurately and fairly reflect the books and records of Associated and fairly present the financial condition, cash flow and results of operations of Associated as at the respective dates thereof and for the periods therein referred to, all in accordance with GAAP, subject, in the case of the Associated Unaudited Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes (which, if presented, would not differ materially from those included in the Associated Audited Financial Statements). Section 6.7 of the Associated Disclosure Schedule describes the deviations, if any, from GAAP of the Associated Unaudited Financial Statements.

          SECTION 6.8 No Undisclosed Liabilities. There are no liabilities of Associated or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except as disclosed on Section 6.8 of the Associated Disclosure Schedule, other than:

               (a) liabilities disclosed or provided for in the Associated Financial Statements;

               (b) liabilities incurred in the ordinary course of business consistent with past practice (in nature and amount), and which are not material in amount, since June 30, 1997; and

               (c)  liabilities that individually or in the
aggregate would not have an Associated Material Adverse Effect.

          SECTION 6.9 Contracts. Listed on Section 6.9 of the Associated Disclosure Schedule are all written contracts and agreements of Associated and Subsidiaries including, but not limited to, employment contracts, leases and management agreements, which require the payment by or to Associated or any Subsidiary of more than $50,000 (in the case of contracts denominated in Australian dollars, the equivalent amount at rate of exchange on October 31, 1997) annually (each an "Associated Material Contract"). Associated has provided to VME true, correct and complete copies of each Associated Material Contract. Except as set forth on the Associated Disclosure Schedule, neither Associated nor any Subsidiary is, nor has any of them received any notice that any of them is, nor does any of them have knowledge that any other party is, in default in any respect under any Associated Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default except where such event would not have an Associated Material Adverse Effect. Each Associated Material Contract complies with all applicable Laws, except where such non-compliance would not have an Associated Material Adverse Effect.

          SECTION 6.10 Absence of Certain Changes or Events. During the period commencing December 31, 1996 and ending on the date of this Agreement, and other than as disclosed to VME in writing prior to the date hereof, (a) none of Associated, Sub nor Ogenic has taken any actions or failed to take any actions which would reasonably be expected to have, either individually or in the aggregate, an Associated Material Adverse Effect and (b) neither Associated, Sub nor Ogenic has made a change in its respective accounting methods, principles or practices.

          SECTION 6.11 Absence of Litigation. Except as set forth in Section 6.11 of the Associated Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the knowledge of Associated or any Subsidiary, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of Associated or any Subsidiary, threatened in writing against Associated or any Subsidiary (except for claims, actions, suits, litigations, proceedings, arbitrations, or investigations which, individually or in the aggregate, would not reasonably be expected to have an Associated Material Adverse Effect), and neither Associated nor any Subsidiary is subject to any continuing order of, consent decree, or, to the knowledge of Associated or any Subsidiary, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters which, individually or in the aggregate, would not have an Associated Material Adverse Effect.

          SECTION 6.12 Taxes. Except for such matters that would not have an Associated Material Adverse Effect or are disclosed in
Section 6.12 of the Associated Disclosure Schedule (a) Associated has timely filed or will timely file all returns and reports required to be filed by it with any taxing authority with respect to Taxes for any period ending on or before the Closing Date, taking into account any extension of time to file granted to or obtained on behalf of Associated and the Subsidiaries, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Closing Date have been paid or will be paid when due except for Taxes that are being contested in good faith by appro-priate proceedings (all of which are described in Section 6.12 of the Associated Disclosure Schedule) and for which adequate reserves are reflected on the Associated Unaudited Financial Statements, (c) as of the date hereof, no deficiency for any material amount of Tax has been asserted or assessed in writing by a taxing authority against Associated or the Subsidiaries, (d) all liabilities for Taxes of Associated that are or will become due or payable with respect to periods covered by the Associated Financial Statements have been paid or adequately reserved for on such financial statements and (e) Associated has not received written notice that any Tax return or report of Associated is under examination.

          SECTION 6.13 Certain Business Practices. As of the date hereof, except for such actions which would not have an Associated Material Adverse Effect, neither Associated nor, to the knowledge of Associated, any directors, officers, agents or employees of Associated has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to government officials or employees, or (iii) made any other unlawful payment.

          SECTION 6.14 Board Approval. The Board of Directors of Associated has approved the execution and delivery by Associated of this Agreement and the consummation of the Exchange hereunder.

          SECTION 6.15 Books and Records. The books of account and other financial records of Associated and the Subsidiaries are in all material respects complete and correct, and are maintained in accordance with good business practices and all Laws applicable to Associated and the Subsidiaries.

          SECTION 6.16 Intellectual Property. Associated and the Subsidiaries own, or have obtained a license or otherwise have obtained the right to use in all jurisdictions necessary for the operation of Associated's and the Subsidiaries' businesses as they are presently conducted, all patents (including all applications, renewals, reissues, extensions, divisions, continuations and extensions thereof) trademarks (including both registered and material unregistered trademarks and applications therefor), service marks, trade names, copyrights (including all registrations, renewals, modifications and extension thereof) and know-how and trade secrets of material importance to the conduct of their businesses as currently conducted (collectively the "Associated Intellectual Property"), without, to Associated's or any Subsidiary's knowledge, violating or conflicting with the rights of others. "Material" as used in this Section 6.16 shall mean any intellectual property right which, if Associated does not have the right to use such right in all jurisdictions necessary for the operation of its business as presently conducted, will result in an Associated Material Adverse Effect, as defined in Section 6.1 hereof. Neither Associated nor any Subsidiary has knowledge of any conflicting rights of others in any jurisdictions. Notwithstanding the above, Associated represents and warrants that it is the owner of, or has the right to use, the operational and/or systems software, including all copyrights therein, used in the conduct of its business as currently conducted, and that such software was developed by employees of Associated within the scope of their employment or it has valid assignment of ownership, and there are no conflicting rights of others in any jurisdictions with respect to such operational and/or systems software. Section 6.16 of the Associated Disclosure Schedule lists all patents, all registered and material unregistered trademarks, service marks and trade names and all registered copyrights, and all applications for any of the foregoing, that are used or owned by Associated or any Subsidiary. Each of Associated and each Subsidiary has taken all necessary action to maintain and protect each item of Associated Intellectual Property of material importance to the conduct of Associated's business as currently conducted. Except as set forth in Section
6.16 or Section 6.11 of the Associated Disclosure Schedule, none of the Associated Intellectual Property is subject to any pledge, lien, charge or other encumbrance created by or through Associated or the Subsidiaries other than such encumbrances which individually or in the aggregate would not have an Associated Material Adverse Effect. Except as set forth in Section 6.16 or Section 6.11 of the Associated Disclosure Schedule, with respect to each item of Associated Intellectual Property, the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge other than such injunctions, judgments, orders, decrees, rulings or charges which individually or in the aggregate would not have an Associated Material Adverse Effect. Except as set forth in Section
6.16 of the Associated Disclosure Schedule, with respect to each item of Associated Intellectual Property, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of Associated or any Subsidiary, is threatened which challenges the legality, validity, enforceability, use or ownership of the item other than any such challenge which individually or in the aggregate would not have an Associated Material Adverse Effect. Except as set forth in Section 6.16, Section 6.9 or Section 6.11 of the Associated Disclosure Schedule, with respect to each item of Associated Intellectual Property, neither Associated nor any Subsidiary has ever agreed to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to the item.
Except as set forth in Section 6.9 of the Associated Disclosure Schedule, neither Associated nor any Subsidiary is in default with respect to the payment of any royalties, license fees or other consideration to any owner or licensor of the Associated Intellectual Property. To the knowledge of Associated or any Subsidiary, the software currently marketed by Associated or any Subsidiary (the "Associated Software") does not infringe or violate the patent, copyright, trademark, service marks or trade secret rights of any other person. To the knowledge of Associated or any Subsidiary, no claim of any person is pending or threatened to the effect that any Associated Software infringes upon or conflicts with any such rights of any such person, except as set forth in
Section 6.11 of the Associated Disclosure Schedule.

          SECTION 6.17 Brokers. No broker, finder, financial advisor or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Associated or any Subsidiary.

          SECTION 6.18 Investment Representation. Associated is acquiring the VME Tendered Securities from the holders thereof for its own account for investment, and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. Associated does not have any present or contemplated agreement, undertaking arrange-ment, obligation, indebtedness or commitment providing for the disposition of the VME Tendered Securities after the Closing.

          SECTION 6.19   [Intentionally Omitted]

          SECTION 6.20 VME Expenses. Associated shall be responsible for all reasonable costs and expenses (including reasonable fees and disbursements of counsel and accountants) incurred by VME in connection with the matters contemplated by this Agreement (including the Merger). It being understood that if the Exchange is not consummated hereunder, VME shall be responsible for all of its fees and expenses incurred in connection with the matters contemplated by this Agreement.

          SECTION 6.21 Employment-Related Matters. Except as set forth in Section 6.21 of the Associated Disclosure Schedule, (a) neither Associated nor any of the Subsidiaries is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of Associated or any of the Subsidiaries, (b) there is no labor strike, dispute, slowdown, work stoppage, lockout or other labor controversy that is pending or threatened against or otherwise affecting Associated or any of the Subsidiaries, and neither Associated nor any of the Subsidiaries has experienced any labor controversy since January 1, 1992; (c) neither Associated nor any of the Subsidiaries has closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement or separation program at any time from or after January 1, 1992, nor has Associated or any of the Subsidiaries planned or announced any such action or program for the future with respect to which Associated has any material liability; and (d) all salaries, wages, vacation pay, bonuses, commissions and other compensation payable by Associated or the Subsidiaries to the employees of Associated and the Subsidiaries, as applicable, before the date hereof have been paid in all material respects as of the date hereof.

          SECTION 6.22 Insurance. Section 6.22 of the Associated Disclosure Schedule lists all contracts of insurance and indemnity in force at the date hereof with respect to Associated and the Subsidiaries. Such contracts of insurance and indemnity (collectively, the "Associated Insurance Contracts") insure against such risks and in such amounts as are appropriate and reasonable considering the property, business and operations of Associated and the Subsidiaries. All of the Associated Insurance Contracts are in full force and effect, with no default thereunder by Associated or the Subsidiaries which could permit the insurer to deny payment of claims thereunder. Neither Associated nor any of the Subsidiaries has received notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage provided under the Associated Insurance Contracts will not be available in the future on substantially the same terms as now in effect. Neither Associated nor any of the

Subsidiaries has received or given a notice of cancellation with respect to any of the Associated Insurance Contracts.


                              ARTICLE 7

                              COVENANTS

          SECTION 7.1 Affirmative Covenants of VME, VME Securityholders and Associated. Each of VME and Associated hereby covenants and agrees that, during the period commencing on the date hereof and continuing until the Closing Date, unless otherwise expressly contemplated by this Agreement or consented to in writing by the other party, which consent shall not be unreasonably withheld or delayed, each of them will carry on its business, and will cause each of its subsidiaries to carry on its business, in the ordinary course and in substantially the same manner as it is currently being conducted. In addition, Associated, the VME Securityholders and VME shall each take all such action as may be necessary or appropriate in order to effectuate the Exchange as promptly as possible, subject to all of the terms and conditions hereof. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of Associated and VME are fully authorized in the name of such corporation or otherwise to take, and shall take, all such action.

          SECTION 7.2 Negative Covenants of VME and Associated. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Associated or VME (which consent shall not be unreasonably withheld or delayed), from the date of this Agreement until the Closing Date, neither Associated nor VME will, and neither Associated nor VME will permit any of its subsidiaries to, do any of the following:

               (a) enter into any contract or commitment, incur any material indebtedness or take any other action that is not in the ordinary course of business or that, at the time the party enters into such contract or commitment, incurs such indebtedness or takes such action, may reasonably be expected to have a material adverse impact on the transaction contemplated hereby, provided, that each may incur liabilities and obligations under contracts and agreements entered into prior to the date of this Agreement and disclosed to the other party;

               (b) (i) increase the compensation payable to or to become payable to any director or officer (by making a bonus payment or otherwise) , (ii) grant any severance or termination pay (other than pursuant to its normal severance policy as in effect on the date of this Agreement and disclosed in writing to the other parties hereto) to, or enter into any employment or severance agreement with, any director, officer or employee (other than employment agreements entered into with the consent of the other parties hereto, which consent shall not be unreasonably withheld); or (iii) establish, adopt, enter, into or amend any employee benefit plan or arrangement except as may be required by applicable Law;

               (c) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of its capital stock;

               (d) (i) redeem, purchase or otherwise acquire any shares of its capital stock or equity interest or any securities or obligations convertible into or exchangeable for any shares of its capital stock or equity interest, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (except in connection with the conversion of the First Sydney Bridge Loan (as defined in Section 9.1(f) hereof), the issuance by Associated of options to purchase up to 108,000 shares of Associated Common Stock or as a result of Associated's reincorporation in the State of Delaware, (collectively, the "Permitted Transactions") all of which are expressly permitted); (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its respective subsidiaries, capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

               (e) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock or other securities (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares other than issuances of shares of VME Common Stock or Associated Common Stock, as the case may be, pursuant to option or warrant exercises and in connection with any of the Permitted Transactions; or (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

               (f) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

               (g) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets other than in the ordinary course of business;

               (h)  propose or adopt any amendments to its
Certificate of Incorporation or its By-Laws, or the equivalent organizational documents;

               (i) change any of its methods of accounting in effect, or make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $50,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1996, except as may be required by Law or generally accepted accounting principles;

               (j) incur any material obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice, provided, that VME shall be permitted to incur indebtedness by receiving loans from Silicon Valley Bank under a loan agreement dated March 6, 1996 between VME and Silicon Valley Bank, provided, that such loans be secured by accounts receivable and be applied toward financing operating expenses;

               (k) agree, whether in writing or otherwise, to take any action described in clauses (a) through (j) above; provided, however, that notwithstanding anything to the contrary set forth in this Section 7.2, the parties expressly agree that Associated shall be permitted to effect any Permitted Transaction and that VME shall be permitted to take the actions described in Section 7.2(j).

          SECTION 7.3 Access and Information. Between the date of this Agreement and the Closing Date or earlier termination of this Agreement, each of Associated and VME shall, and shall cause each of its subsidiaries to, (a) afford the other party and its officers, directors, accountants, legal counsel, and other authorized representatives (collectively, the "Representatives") access upon reasonable prior notice and during regular business hours to its officers, employees, agents, properties, offices and other facilities and to the books and records thereof and (b) furnish promptly to the other party and its Representatives such information concerning the business, properties, contracts, records and personnel of it and its subsidiaries (including, without limitation, financial, operating and other data and information) as may be requested, from time to time, by the other party. All of such data and information shall be subject to the terms and conditions of the Mutual Agreement of Confidentiality signed by each of VME and Associated for the benefit of the other dated May 15, 1997 (the "Confidentiality Agreement").

          SECTION 7.4 Confidentiality. The parties will comply with all of their respective obligations under the Confidentiality Agreement.

          SECTION 7.5 No Solicitation of Business Transactions by VME. (a) For the period from the date of execution of this Agreement until the earlier to occur of (i) the Closing, (ii) the termination of this Agreement pursuant to Article 10 (except
Section 10.1(e)) hereof, or (iii) January 15, 1998 (the "No-Shop Period"), neither VME nor its Affiliates will, directly or indirectly:

                    (i)       solicit, initiate, participate in
discussions or negotiations, or provide any material non-public information to any person, entity or group concerning, any tender offer, exchange offer, merger, business combination, sale of substantial assets, sale of shares of capital stock or similar transaction involving VME (an "Acquisition Proposal"); or

                    (ii)      effect, or enter into any agreement
to effect, any such Acquisition Proposal.

               (b) Nothing contained in Section 7.5(a) shall prevent the Board of Directors of VME from considering, negotiating, approving and recommending to the stockholders of VME a bona fide Acquisition Proposal not solicited in violation of this Agreement, provided the Board of Directors determines in good faith that it is required to do so in order to discharge properly its fiduciary duties. Notwithstanding the foregoing, nothing contained herein shall affect the obligations of each VME Securityholder, in its capacity as a stockholder of VME, to act in good faith to consummate the transactions contemplated hereby.

               (c)  VME agrees to promptly communicate to
Associated the receipt of any Acquisition Proposal or request for material non-public information which it may receive in respect of any such Acquisition Proposal.

               (d) If the Board of Directors of the VME receives a request for material non-public information by a person who makes, or indicates that it is considering making a bona fide Acquisition Proposal, and the Board of Directors determines in good faith and upon the advice of independent counsel that it is required to cause VME to act as provided in this Section 7.5(d) in order to discharge properly the directors' fiduciary duties, then, provided the person making the Acquisition Proposal has executed a confidentiality agreement substantially similar to the one then in effect between VME and Associated, VME may provide such person with access to information regarding VME.

               (e) If VME publicly announces its intention to or enters into an agreement in order to effect an Acquisition Proposal on or prior to the end of the No-Shop Period (the "Transaction Event"), VME shall pay to Associated, in consideration of the time, effort and resources expended in connection herewith, $250,000 plus any fees and expenses incurred in connection with collecting such amount (the "Transaction Fee"). The Transaction Fee shall be payable no later then ten business days after the Transaction Event and shall be made by wire transfer of immediately available funds to an account designated by Associated.

          SECTION 7.6 Stockholder Representative. The VME Securityholders shall have appointed Robert P. Forlenza and Leslie
A. Ferlazzo as stockholder representatives (the "Stockholder Representatives") solely to perform the functions and obligations, and to exercise all rights, (i) of the Stockholder Representatives pursuant to Section 8.7 hereof, (ii) of the Indemnifying Stockholders' Agent (as hereinafter defined) set forth in Article 11 hereof and (iii) of the Stockholders' Agent (as defined in the Escrow Agreement) under the Escrow Agreement. Such authority shall be valid (x) as to (i), until the full amount of the future funding contemplated under Section 8.7 hereof shall have been received by VME and (y) as to (ii) and (iii), until the date on which no Escrow Shares (as defined in the Escrow Agreement) are held by the Escrow Agent (as defined in the Escrow Agreement). The Stockholder Representatives shall not be liable to any VME Securityholder with respect to any action taken or omitted to be taken by either of the Stockholder Representatives, except in the case of gross negligence, bad faith or willful misconduct.


                              ARTICLE 8

                        ADDITIONAL AGREEMENTS

          SECTION 8.1    Registration Rights.  Associated shall
comply with the terms and conditions set forth in the Declaration of Registration Rights (the "Registration Rights Declaration") attached hereto as Exhibit C.

          SECTION 8.2    Appropriate Action; Consents; Filings.
(a) VME and Associated shall each use all reasonable efforts to
(1) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate, satisfy the conditions to, and make effective the transactions contemplated by this

Agreement and by the Merger Agreement, (2) obtain from any Governmental Entities or other persons any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by either company or any of the subsidiaries of either in connection with the authorization, execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby, (3) and make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Exchange and with respect to the Merger Agreement and the Merger required under
(A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, and (B) any other applicable Law. VME and Associated shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement and by the Merger Agreement.

               (b) Each of VME and Associated agrees to use its best efforts to contest and resist any action, including administrative or judicial actions, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the Exchange or any other transactions contemplated by this Agreement or of the Merger and any other transactions contemplated by the Merger Agreement, by pursuing all reasonable available avenues of administrative and judicial appeal; provided, however, that in no event shall either VME or Associated take, or be required to take, any action that might reasonably be expected to have a VME Material Adverse Effect or an Associated Material Adverse Effect.

               (c) Each of VME and Associated shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, its best efforts to obtain any third party consents (i) necessary to consummate the transactions contemplated in this Agreement and the Merger Agreement, (ii) disclosed or required to be disclosed in the VME Disclosure Schedule or the Associated Disclosure Schedule, as the case may be, (iii) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated herein or therein or
(iv) required to prevent a VME Material Adverse Effect from occurring prior to or after the Closing Date or an Associated Material Adverse Effect from occurring prior to or after the Closing Date.

          SECTION 8.3    Affiliates.  VME will advise its
affiliates (as such term is defined in Rule 405 under the Securities Act) of the resale restrictions imposed by federal securities laws, on the shares of Associated Common Stock received by them pursuant to the Exchange, and will use its best efforts to obtain from each such affiliate a letter stating that such affiliate is aware of such restrictions.

          SECTION 8.4 Public Announcements. Except as otherwise required by law, any press release or other public disclosure of information regarding the Acquisition (including the existence if this Agreement and the terms hereof), will be developed by Associated, subject to the approval of VME, which shall not be unreasonably withheld or delayed. No party hereto shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other party, provided, however, that any party hereto may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its best efforts to advise the other party prior to making the disclosure). In addition, VME understands and acknowledges that Associated is a public company and due to the sensitive nature of the transactions contemplated hereby, until provided with further notice, VME will not trade for its own account, and will restrict its employees and Affiliates (as hereinafter defined) from trading, in any Associated Common Stock.

          SECTION 8.5 Bonuses. VME shall be permitted to pay bonuses and retroactive salaries aggregating $240,000 to certain employees of VME as consideration for past services in creating value in VME. Any additional bonuses payable or granted after the date hereof shall be paid by the stockholders of VME as of the Closing Date.

          SECTION 8.6 Board Representation. The principal stockholders of each of Associated and VME named on Schedule II and
Schedule I to the Voting Agreement (as hereinafter defined) (respectively, the "Associated Principal Stockholders" and the "VME Principal Stockholders") will enter into a voting agreement, in the form of Exhibit D hereto (the "Voting Agreement").

          SECTION 8.7    Future Funding.   Associated agrees to
advance to VME $350,000 at the Closing and $200,000 on or before January 15, 1998, all of which funding shall be obtained upon terms and conditions satisfactory to Associated. Associated further agrees to advance to VME an additional $1,500,000 (the "1.5m
Funding") as follows:   $500,000 on or before February 16, 1998,
$200,000 on or before March 15, 1998, $500,000 on or before April 15, 1998 and $300,000 on or before May 15, 1998. Associated will use its best efforts to obtain the 1.5m Funding through research and development funding or, subject to the last sentence of this
Section 8.7, otherwise upon terms and conditions reasonably satisfactory to Associated. First Sydney Investments Pty Limited ("First Sydney") agrees that it will provide the 1.5m Funding if other sources of funding are not identified in a reasonable period of time. If First Sydney or any other third party provides the 1.5m Funding or any portion thereof, the consideration for each advance provided by First Sydney or any other third party shall be payable in shares of Associated Common Stock equal to such advance valued for this purpose at a per share price of not less than $2.50, unless otherwise consented to in writing by the Stockholder Representatives.

          SECTION 8.8    Indemnification and Insurance.

               (a) The VME Certificate of Incorporation and By-Laws provisions with respect to indemnification set forth in such Certificate of Incorporation and By-Laws of VME, shall not be amended, repealed or otherwise modified for a period of five years from the Closing Date in any manner that would adversely affect the rights thereunder of individuals who at or before the Closing Date were directors, officers, employees or agents of VME, unless such modification is required by law.

               (b) Associated and VME shall, to the fullest extent permitted under applicable law or under VME's Certificate of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer or employee of each of Associated and VME or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (i) arising out of or pertaining to the transactions contemplated by this Agreement or (ii) otherwise with respect to any acts or omissions occurring at or prior to the Closing Date to the same extent as provided in VME's Certificate of Incorporation or By-Laws or any applicable contract or agreement as in effect on the date hereof, in each case for a period of five years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Closing Date), (A) any counsel retained by the Indemnified Parties for any period after the Closing Date shall be reasonably satisfactory to Associated and VME, (B) after the Closing Date, Associated or VME shall pay the reasonable fees of such counsel, promptly after statements therefor are received and (C) Associated and VME will cooperate in the defense of any such matter, provided, however, that neither Associated nor VME shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims of indemnification are asserted or made within such five year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

               (c) For a period of three years after the Closing Date, Associated shall maintain or cause VME to maintain in effect, directors' and officer's liability insurance covering those persons who are currently covered by VME's directors' and officers' liability insurance policy (a copy of which has been made available to Associated) on terms comparable to those now applicable to directors and officers of VME.

               (d)  As long as any nominee of either of the
Associated Principal Stockholders or the VME Principal Stockholders shall serve on the Board of Directors of Associated in accordance with the terms of the Voting Agreement, Associated shall, (i) to the fullest extent permitted under applicable law or under its Certificate of Incorporation or By-Laws, or the equivalent organizational documents, indemnify and hold harmless all directors against any costs or expenses (including attorneys' fees) judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the full extent permitted under Associated's Certificate of Incorporation or By-Laws, or the equivalent organizational documents, or any applicable contract or agreement, and (ii) maintain in effect a directors' and officers' liability insurance policy for all directors and containing terms reasonably satisfactory to the directors. In the event of a claim, action, suit, proceeding or investigation, (A) any counsel retained by the directors shall be reasonably satisfactory to Associated,
(B) Associated shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (C) Associated will cooperate in the defense of any such matter; provided, however, that Associated shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

               (e) This Section 8.8 shall survive the consummation of the Exchange on the Closing Date, is intended to benefit VME and the Indemnified Parties, shall be binding on all successors and assigns of Associated and VME and shall be enforceable by the Indemnified Parties, their heirs and their representatives.

          SECTION 8.9    Nasdaq Rules.  Associated shall comply
with any applicable rules and regulations of the Nasdaq Stock
Market, Inc. applicable to it in connection with the Exchange.

          SECTION 8.10 Associated Options. Associated shall reserve for issuance to certain employees of VME 600,000 shares of Associated Common Stock pursuant to a newly adopted employee option plan (the "Associated Option Plan") to be issued to such VME employees as incentive stock options, to the extent possible. On the Closing Date, Associated shall, against the delivery by Naples of a writing evidencing the cancellation of any options he had prior to the Closing Date to purchase shares of VME capital stock, grant new five-year options to Bradley Naples under the Associated Option Plan to purchase 200,000 shares of Associated Common Stock at $1.75 per share which options shall vest as follows: 100,000 immediately and the remaining 100,000 to vest in increments of 4,000 on the first day of each of the twenty-five calendar months commencing on January 1, 1998. It is agreed that the remainder of the 600,000 shares to be reserved for issuance in accordance with this Section 8.10 which are not subject to options granted to Naples as contemplated hereby shall be subject to options to be granted by the Board of Directors of Associated upon recommendation of the Board of Directors of VME, upon the consummation of the Merger, to employees of VME in such amounts, for such period of time and with vesting schedules as shall reasonably be determined by the Board of Directors of Associated upon recommendation of the Board of Directors of VME.

          SECTION 8.11 Associated Tax Returns. Associated agrees to take all necessary actions to enable it to make the following representations as of the closing of the Merger under the Merger
Agreement:

          Associated has timely filed all returns and reports required to be filed by it with any taxing authority with respect to Taxes for any period ending on or before the closing of the Merger, taking into account any extension of time to file granted to or obtained on behalf of Associated and the Subsidiaries.

          SECTION 8.12 SEC Compliance. Associated agrees to use its best efforts to take all necessary actions to enable it to make the following representation as of the closing of the Merger under the Merger Agreement:

          Associated has filed all required forms, reports, statements and documents with the Securities and Exchange Commission (the "SEC") required to be filed pursuant to the Exchange Act. Associated heretofore has delivered or made available to counsel for VME true and complete copies of (a) its Annual Reports on Form 10-K for the four fiscal years ended December 31, 1996, (b) its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1993 and September 30, 1993 and each of the three fiscal quarters ending in each of 1994, 1995, 1996 and 1997, (c) all proxy statements (if any) relating to Associated's meetings of stockholders held since January 1, 1993, (d) all other forms, reports, statements and documents filed or required to be filed by it with the SEC since January 1, 1996 and (e) all amendments and supplements to all such reports and statements, in all such cases as filed by Associated with the SEC. The Associated Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1997, as amended are hereinafter referred to as the "Associated Reports".
As of their respective dates, the Associated Reports, as so amended, complied in all material respects with all applicable requirements of the Securities Act and Exchange Act and the rules and regulations promulgated thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION 8.13   Stockholder Approval of Merger.
Associated covenants and agrees to use its reasonable best efforts to, as promptly as practicable, cause VME to (i) take all action necessary in accordance with Delaware Law, and its Certificate of Incorporation and By-Laws, to convene a meeting of its stockholders, or act by written consent, to act on the Merger; (ii) unless otherwise required under the applicable fiduciary duties of the directors of VME, as determined by such directors in good faith, use all reasonable efforts to solicit from its stockholders proxies in favor of adoption of the Merger Agreement and approval of the transactions contemplated thereby, and shall take all other lawful action reasonably necessary or advisable to secure the vote or consent of stockholders to obtain such approvals.

          SECTION 8.14 Preparation of Proxy Materials and Issuer Disclosure Statement. Associated agrees that as promptly as reasonably practicable after the execution of the Merger Agreement, Associated shall and Associated shall cause VME to prepare the proxy materials to be sent to the stockholders of VME in connection with either (i) the action by written consent or (ii) the meeting of the stockholders of VME to consider the Merger (such proxy materials including any supplements thereto are referred to herein as the "Proxy Materials"), and Associated shall prepare the disclosure statement required under Rule 506 of Regulation D of the Securities Act in connection with the offer and sale by Associated of the Merger Shares to the stockholders of VME as contemplated by the Merger Agreement to be included as part of the Proxy Materials (the "Issuer Disclosure Statement") and all such materials will not, on the dates the Issuer Disclosure Statement and Proxy Materials (or any amendment thereof or supplement thereto) are first mailed to the stockholders of VME and at the time of the meeting of stockholders of VME, if applicable, contain any statement which, at such time in light of the circumstances in which it was made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein at such time, in light of the circumstances in which they were made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the meeting of stockholders of VME which has become false or misleading.


                              ARTICLE 9

                         CLOSING CONDITIONS

          SECTION 9.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Exchange and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable
Law:

               (a) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Exchange illegal or otherwise prohibiting consummation of the Exchange.

               (b) Non-Compete Agreements. The stockholders of VME listed on Schedule I to the Non-Compete Agreement (as hereinafter defined) shall enter into agreements not to compete with VME or its successor(s) in the interactive music business for a period of three years, such agreements to be in the form attached hereto as Exhibit E (each, a "Non-Compete Agreement"). The Non-Compete Agreements (a) will not prohibit such stockholders from holding (i) investments of 10% or less in a non-public portfolio company and (ii) any investments in the equity securities of a public company, in each case so long as such stockholder is not represented on the board of directors of such company and (b) will provide that the exclusive jurisdiction for matters relating to the Non-Compete Agreements shall be in the courts of Massachusetts, with Massachusetts law to govern the interpretation and enforcement of the Non-Compete Agreements.

               (c) Employment Agreements. Each of Bradley Naples and Deryck Graham will enter into an employment agreement, in a form mutually agreeable to the parties hereto, (each, an "Employment Agreement") with Associated. The Employment Agreements will contain, inter alia, non-competition restrictions and incentives for each of Mr. Naples and Mr. Graham reasonably satisfactory to Associated and VME.

               (d)  Voting Agreement.  The Associated Principal
Stockholders and the VME Principal Stockholders shall have entered into the Voting Agreement.

               (e) Escrow Agreement. The parties thereto shall have entered into the Escrow Agreement.

               (f) Associated Share Issuance. The loans by First Sydney to Associated of $550,000 principal amount, evidenced by promissory notes dated September 19, 1997 and December 4, 1997 in the name of Associated in favor of First Sydney and bearing interest at the rate of 10% per annum (the "First Sydney Bridge Loan") will convert into shares of Associated Common Stock at a conversion rate of one share of Associated Common Stock for every $2.50 of principal amount of the First Sydney Bridge Loan and such shares, upon issuance at the Closing to First Sydney (or its nominee), will be fully paid, validly issued and nonassessable shares of Associated Common Stock.

               (g)  Merger Agreement.   The parties thereto shall
have entered into the Merger Agreement.

          SECTION 9.2 Additional Conditions to Obligations of Associated. The obligations of Associated to effect the Exchange and the other transactions contemplated herein are also subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived by Associated in its sole discretion):

               (a)  Representations and Warranties.  The
representations and warranties of VME and the VME Securityholders contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except as expressly permitted or contemplated by this Agreement, and the aggregate effect of all differences in the representations and warranties of VME between those as of the date of this Agreement and those as of the Closing Date does not and will not have a VME Material Adverse Effect. Associated shall have received a certificate of the President of VME to such effect.

               (b) Agreements and Covenants. VME shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it in all material respects prior to the Closing Date. Associated shall have received a certificate of the President of VME to such effect.

               (c) Consents and Approvals. All material consents, approvals and authorizations legally required to be obtained to consummate the Exchange shall have been obtained from all required Governmental Entities and any other third party.

               (d) Opinion of VME's Counsel. Associated shall have received an opinion of Foley, Hoag & Eliot LLP, counsel to VME, in form and substance reasonably satisfactory to Associated, substantially in the form set forth as Schedule 9.2(d) hereto.

               (e) No VME Material Adverse Effect. Since the date of this Agreement, there shall have been no VME Material Adverse
Effect. Associated shall have received a certificate of the President of VME to such effect.

               (f) Certificates. Associated shall have received such certificates from officers and representatives of VME as it shall have reasonably requested.

               (g) Affiliates' Letters. VME shall have obtained from each person who is an "affiliate" (as such term is defined in Rule 144 of the Securities Act) of VME an executed letter agreement to the effect that such person will not sell or otherwise transfer any shares of Associated Common Stock received pursuant to the Exchange except pursuant to an effective registration statement or in compliance with Rule 144 or other exemption from the registration requirements of the Securities Act.

               (h)  Percentage Ownership of VME.  Upon the
consummation of the Exchange at the Closing, Associated shall own at least 51% of the outstanding capital stock of VME on a fully-diluted basis, taking into account the entire exercise of any outstanding warrants or options or any other rights to purchase additional shares of capital stock of VME. Associated shall receive a certificate of the President of VME to such effect and which states the actual such percentage of the outstanding capital stock of VME so obtained by Associated. Such certificate shall have appended to it a true and correct list setting forth the name and address of each VME Securityholder, the number of VME Tendered Securities held by each such VME Securityholder and the number of Closing Shares to be received by each such VME Securityholder at the Closing.

          SECTION 9.3 Additional Conditions to Obligations of VME and the VME Securityholders. The obligations of VME and the VME Securityholders to effect the Exchange and the other transactions contemplated in this Agreement are also subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived by VME and the VME Securityholders in their sole discretion):

               (a)  Representations and Warranties.  The
representations and warranties of Associated contained in this Agreement shall be true and correct in all material respects as though made at and as of the Closing Date, except as expressly permitted or contemplated by the terms of this Agreement, and the aggregate effect of all differences in the representations and warranties of Associated between those as of the date of this Agreement and those as of the Closing Date does not and will not have an Associated Material Adverse Effect. The VME Securityholders and VME shall have received a certificate of the President of Associated to such effect.

               (b) Agreements and Covenants. Associated shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it in all material respects prior to the Closing Date. The VME Securityholders and VME shall have received a certificate of the President of Associated to such effect.

               (c) Consents and Approvals. All material consents, approvals and authorizations legally required to be obtained to consummate the Exchange shall have been obtained from all required Governmental Entities and any other third party.

               (d) Opinion of Counsel to Associated. VME and the VME Securityholders shall have received an opinion of Werbel & Carnelutti, A Professional Corporation, counsel to Associated, in form and substance reasonably satisfactory to VME, substantially in the form set forth as Schedule 9.3(d) hereto.

               (e) No Associated Material Adverse Effect. Since the date of this Agreement, there shall have been no Associated Material Adverse Effect. VME and the VME Securityholders shall have received a Certificate of the President of Associated to such effect.

               (f) Certificates. VME and the VME Securityholders shall have received such certificates from officers and representatives of Associated as it shall have reasonably requested.

               (g) Associated Options. Associated shall have granted options to certain employees of VME under the Associated
Option Plan in accordance with Section 8.10 hereof.

               (h) Declaration of Registration Rights. Associated shall have executed and delivered the Registration Rights
Declaration.

               (i) Funding. The funds contemplated by Section 8.7 shall have been advanced at the Closing.


                              ARTICLE 10

                  TERMINATION, AMENDMENT AND WAIVER

          SECTION 10.1   Termination.  This Agreement may be
terminated at any time prior to the Closing Date:

               (a) by mutual written consent of Associated, VME and the VME Securityholders;

               (b) by Associated, upon a material breach by VME or any VME Securityholder of any material covenant or agreement set forth in this Agreement or a Joinder Agreement or if any material representation or warranty of VME or any VME Securityholder in this Agreement or a Joinder Agreement shall have become materially untrue, in either case (i) if such breach or inaccuracy is not cured within twenty (20) days of receipt of written notice thereof from Associated and (ii) if as a result thereof the conditions set forth in Section 9.2(a) or Section 9.2(b) hereof would not be satisfied;

               (c) by VME or the VME Securityholders, upon a material breach by Associated of any material covenant or agreement set forth in this Agreement or if any material representation or warranty of Associated in this Agreement shall have become materially untrue, in either case (i) if such breach or inaccuracy is not cured within twenty (20) days of receipt or written notice thereof from VME or a VME Securityholder and (ii) if as a result thereof the conditions set forth in Section 9.3(a) or Section 9.3(b) hereof would not be satisfied;

               (d)  by either Associated or VME or the VME
Securityholders, if there shall be any Order which is final and nonappealable preventing the consummation of the Exchange, except if the party relying on such Order has not complied with its obligations under Section 8.2(b) hereof;

               (e)  by either Associated or VME or the VME
Securityholders, if the Exchange shall not have been consummated before December 31, 1997, provided, however that such date may be extended by Associated and VME and the VME Securityholders; and

               (f) by Associated or VME or the VME Securityholders at any time prior to the Closing Date if (i) in the case of termination by Associated, any of the conditions specified in
Section 9.2 shall not have been met in all material respects or waived prior to such time as such condition can no longer be satisfied or (ii) in the case of termination by VME or the VME Securityholders, any of the conditions specified in Section 9.3 shall not have been met in all material respects or waived prior to such time as such condition can no longer be satisfied.

          The right of any party hereto to terminate this Agreement pursuant to this Section 10.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

          SECTION 10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1 hereof, this Agreement shall forthwith become void, there shall be no liability on the part of Associated or VME or any of their respective officers or directors or the VME Securityholders to the other and all rights and obligations of any party hereto shall cease. Notwithstanding the foregoing, (i) nothing herein shall relieve any party of liability for any material inaccuracy of any material representation or warranty or failure to perform or comply with any material obligation under this Agreement prior to the termination hereof and (ii) the obligations under Sections 7.5 and
10.5 and Articles 11 and 12 of this Agreement and the obligations under the Confidentiality Agreement shall survive any termination hereof.

          SECTION 10.3 Amendment. To the extent permitted by applicable law, this Agreement may be amended by the parties hereto by action taken by or on behalf of them or, if applicable, their respective Boards of Directors at any time prior to the Closing Date. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 10.4 Waiver. At any time prior to the Closing Date, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by any other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          SECTION 10.5 Fees, Expenses and Other Payments. (a) Except as provided in Sections 7.5(e), 10.5(c) or 10.5(e) hereof, all Expenses (as defined in paragraph (b) of this Section 10.5) incurred by the parties hereto shall be borne solely and entirely by Associated and Associated shall pay the reasonable fees of VME's legal counsel at Closing. As promptly as possible, Associated and VME shall advise the other of the estimated amount of its Expenses.

               (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel and accountants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, any effort to consummate any of the transactions contemplated hereby, and all other matters related to the closing of the transactions contemplated herein.

               (c) If this Agreement shall be terminated by VME or the VME Securityholders pursuant to Section 10.1(c) hereof or by Associated pursuant to Section 10.1(b) hereof (in each case, the "Non-Breaching Party"), then the other party shall pay to the Non-Breaching Party, in consideration of the time, effort and resources expended in connection herewith, all of the Expenses of the Non-Breaching Party, together with all fees and expenses incurred by the Non-Breaching Party in collecting such amounts (including, without limitation, reasonable fees and disbursements of counsel and court costs). Any such payment shall be in addition to any other rights the Non-Breaching Party shall have.

               (d)  Any payment required to be made pursuant to
Section 10.5(c) shall be made to the Non-Breaching Party entitled to receive such payment not later than ten (10) days after delivery to the other party of a notice of demand for payment and an itemization setting forth in reasonable detail all Expenses of the Non-Breaching Party and shall be made by wire transfer of immediately available funds to an account designated by the Non-Breaching Party in the notice of demand for payment delivered pursuant to this Section 10.5(d).

               (e)  In the event that the Exchange is not
consummated (except due to a termination of this Agreement by VME or the VME Securityholders pursuant to Section 10.1(c)), then VME shall bear the costs of its own Expenses including, without limitation, the costs of its legal counsel.

                              ARTICLE 11

             SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

          SECTION 11.1   Survival of Representations.  Subject to
Section 10.2 hereof, all representations, warranties, covenants and agreements made by any party in this Agreement or any certificate or other writing delivered by any party pursuant hereto or in connection herewith (a) shall survive the Closing and any investigation at any time made by or on behalf of any party and (b) shall terminate upon the first anniversary of the Closing Date (the "Indemnification Expiration Date") (except that Associated Claims and Stockholder Claims (each as hereinafter defined) pending on the first anniversary of the Closing Date shall continue until resolved pursuant to this Article 11).

          SECTION 11.2 Agreement to Indemnify. Subject to the terms and conditions of this Article 11, each VME Securityholder (the "Indemnifying Stockholders") jointly, and not severally, agrees to indemnify and hold harmless Associated, and Associated agrees to indemnify and hold harmless the Indemnifying Stockholders, from and against any loss, liability, damage, cost or expense (including court costs and reasonable attorneys' fees and disbursements) suffered, incurred or paid by Associated, or by the Indemnifying Stockholders, respectively, which would not have been suffered, incurred or paid if all the representations and warranties of VME, or of Associated, respectively, contained in this Agreement or any certificate or other writing delivered by such party pursuant hereto or in connection herewith had been true, complete and correct in all material respects (in the case of claims by Associated, "Associated Claims"; in the case of claims by the Indemnifying Stockholders, "Stockholder Claims"). The party seeking indemnification is hereinafter sometimes referred to as the "Indemnified Party", and the party from whom indemnification is sought is hereinafter sometimes referred to as the "Indemnifying Party".

          SECTION 11.3   Limitation of Liability.

               (a) Limitation of Claims. The obligations and liabilities of the Indemnifying Stockholders hereunder with respect to indemnification for Associated Claims, and of Associated hereunder with respect to indemnification for Stockholder Claims, shall be subject to the following limitations:

                    (i) The Indemnifying Stockholders shall be obligated to indemnify Associated only with respect to those Associated Claims as to which Associated has given, jointly to Mr. Robert Forlenza and Mr. Leslie Ferlazzo (the "Indemnifying Stockholders' Agent"), written notice thereof on or prior to the Indemnification Expiration Date, and Associated shall be obligated to indemnify the Indemnifying Stockholders only with respect to those Stockholder Claims as to which the Indemnifying Stockholders' Agent has given Associated written notice thereof on or prior to the Indemnification Expiration Date;

                    (ii) No indemnification shall be required to be made by the Indemnifying Party hereunder unless the amount of Associated Claims or Stockholder Claims, as the case may be, exceeds $75,000 in the aggregate, in which case the Indemnifying Party's indemnification obligation shall apply to the amount of such Claims in excess of $75,000;

                    (iii) In the case of Associated Claims, all claims for indemnification pursuant to Section 11.2 hereof shall be recovered by Associated solely by the return to Associated of any Escrow Shares (as defined in the Escrow Agreement) remaining in escrow under the Escrow Agreement. Without limiting the generality of the foregoing, Associated shall not have any recourse against VME or any Indemnifying Stockholder individually, or any Indemnifying Stockholder's assets or property, for Associated Claims, except for recovery against any Escrow Shares pursuant to the terms of this Agreement and the Escrow Agreement;

                    (iv)      In the case of Stockholder Claims,
all claims for indemnification pursuant to Section 11.2 hereof shall be recovered by the Indemnifying Stockholders solely by the delivery of the Associated Shares (as defined in Section 11.5) to which they are entitled pursuant to Section 11.5 hereof. Without limiting the generality of the foregoing, neither VME nor the Indemnifying Stockholders shall have any recourse against Associated or its affiliates, or Associated's assets or property or such affiliates' assets or property, for Stockholder Claims, except for the issuance to them of the Associated Shares pursuant to the terms of this Agreement.

                    (v)       For purposes of determining the
number of Escrow Shares recoverable from the escrow sufficient to satisfy an Associated Claim subject to indemnification hereunder, the value of one Escrow Share shall be equal to the greater of (A) the fair market value on the date of (x) a final non-appealable order of a court of competent jurisdiction stating that Associated is entitled to indemnification pursuant to this Article 11 and specifying the amount of such recovery or (y) mutual written agreement of Associated and the Indemnifying Stockholders that Associated is entitled to indemnification pursuant to Article 11 and specifying the amount of such recovery or (B) $2.50.

                    (vi) Associated, VME and the Indemnifying Stockholders acknowledge and agree that any distribution of Escrow Shares from escrow to satisfy an Associated Claim hereunder shall be done so as to reduce each Indemnifying Stockholder's interest in the Escrow Shares remaining in escrow, on a pro rata basis, based on each Indemnifying Stockholder's respective ownership interest in the Escrow Shares remaining in escrow.

                    (vii)     All costs and expenses (including,
without limitation, court costs and reasonable attorney's fees and disbursements) incurred by the Indemnifying Stockholders' Agent in connection with any Associated Claim pursuant to this Article 11 or by the Stockholders' Agent (as defined in the Escrow Agreement) under the Escrow Agreement shall be advanced by Associated to the Indemnifying Stockholders' Agent or the Stockholders' Agent, as the case may be; provided, however, that the aggregate amount of such advance respecting such costs and expenses shall not exceed $25,000 and provided, further, however, that such amounts advanced and the costs and expenses (including, without limitation, court costs and reasonable attorney's fees and disbursements) incurred by Associated up to a maximum of $25,000 shall be paid by the Indemnifying Stockholders to Associated in the event that Associated prevails with respect to such Associated Claim. It is agreed that upon final resolution of such claim in favor of Associated, such amount advanced shall be recovered by Associated by the return of Escrow Shares remaining in escrow under the Escrow Agreement valued at the greater of (A) market value on the date of such resolution or (B) $2.50; provided, that in the event the shares of Associated Common Stock received by the Indemnifying Stockholders in the Exchange are freely tradeable at the time of such final resolution of the claim in favor of Associated, such advanced amount shall be recovered by Associated in cash; provided, that irrespective of the market value of Associated Common Stock at the time of such recovery, the aggregate amount of such cash payment to Associated shall not exceed the aggregate market value of 10,000 shares of Associated Common Stock.

               (b) Exclusive Remedy. The indemnification provided for in this Article 11 shall be the Indemnified Party's exclusive remedy for any breach by Associated or VME, as the case may be, of a representation or warranty contained in this Agreement or any certificate or other writing delivered by Associated or VME, as the case may be, pursuant hereto or in connection herewith. Notwithstanding the foregoing, nothing contained herein shall limit a party's rights or remedies with respect to claims resulting from or arising out of fraud.

          SECTION 11.4   Process of Indemnification for Claims.

               (a)  Notice From the Indemnified Party.  The
Indemnified Party shall promptly notify the Indemnifying Party (in the case of the Indemnifying Stockholders, the Indemnifying Stockholders' Agent) of a Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnifying Party (in the case of the Indemnifying Stockholders, the Indemnifying Stockholders' Agent) may assume the defense thereof through counsel of its own choosing and, in such event, shall agree to pay and otherwise discharge, at the Indemnifying Party's cost, subject to the limitations contained in Section 11.3 hereof, all judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses related thereto; and the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. If the Indemnifying Party (in the case of the Indemnifying Stockholders, the Indemnifying Stockholders' Agent) does not assume the defense thereof, the Indemnifying Party (in the case of the Indemnifying Stockholders, the Indemnifying Stockholders' Agent) shall similarly cooperate with the Indemnified Party in such defense or prosecution. The Indemnified Party shall have the right to participate in the defense or prosecution of any lawsuit with respect to which the Indemnifying Party (in the case of the Indemnifying Stockholders, the Indemnifying Stockholders' Agent) has assumed the defense and to employ its own counsel therein, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party (in the case of the Indemnifying Stockholders, the Indemnifying Stockholders' Agent) shall not have promptly employed counsel reasonably satisfactory to the Indemnified Party to take charge of the defense of such action or the Indemnified Party shall have reasonably concluded that there exists a significant conflict of interest with respect to the conduct of such Indemnified Party's defense by the Indemnifying Party, in either of which events such fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party (in the case of the Indemnifying Stockholders, the Indemnifying Stockholders' Agent) shall not have the right to direct the defense of any such action on behalf of the Indemnified Party. The Indemnifying Party (in the case of the Indemnifying Stockholders, the Indemnifying Stockholders' Agent) shall have the right, in its sole discretion, to settle any claim solely for monetary damages for which indemnification has been sought and is available hereunder, provided, that the Indemnifying Party (in the case of the Indemnifying Stockholders, the Indemnifying Stockholders, Agent) shall not, without the prior written consent of the Indemnified Party, agree to the settlement of any claim which constitutes the subject of a Claim Notice which settlement, in the reasonable opinion of the Indemnified Party, would have an adverse continuing effect on the business of the Indemnified Party. The Indemnified Party shall give written notice to the Indemnifying Party (in the case of the Indemnifying Stockholders, the Indemnifying Stockholders' Agent) of any proposed settlement of any suit, which settlement the Indemnifying Party (in the case of the Indemnifying Stockholders, the Indemnifying Stockholders' Agent) may, if it shall have assumed the defense of the suit, reject in its reasonable judgment within 20 days of receipt of such notice. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any suit for which indemnification has been sought and is available hereunder, provided that, if the defense of such claim shall have been assumed by the Indemnifying Party (in the case of the Indemnifying Stockholders, the Indemnifying Stockholders' Agent), the Indemnified Party shall automatically be deemed to have waived any right to indemnification hereunder.

          SECTION 11.5   Undertaking by Associated to Issue
Associated Shares.

               (a) If, at any time prior to the Indemnification Expiration Date, the Indemnifying Stockholders' Agent acting in good faith believes that the Indemnifying Stockholders are entitled to indemnification by Associated pursuant to this Article 11, the Indemnifying Stockholders' Agent shall provide to Associated a Claim Notice. Upon receipt of the Claim Notice, Associated shall have 30 days to either (i) dispute such Stockholder Claim in the manner provided in Section 11.4(b) hereof or (ii) issue to each Indemnifying Stockholder, on a pro rata basis, such number of additional shares (the "Associated Shares") of Associated Common Stock valued at the greater of (A) the fair market value on such date or (B) $2.50 per share, equal to such Claim; provided, that, Associated shall not be required to issue a number of Associated Shares, either in any one case or in the aggregate, greater than the number of shares equal to 15% of the Closing Shares. As to any Stockholder Claim which is disputed, Associated shall be required to issue Associated Shares only upon (x) a final non-appealable order of a court of competent jurisdiction stating that the Indemnifying Stockholders are entitled to indemnification pursuant to this Article 11 and specifying the amount of such recovery or
(y) mutual written agreement of Associated and the Indemnifying Stockholders' Agent that the Indemnifying Stockholders are entitled to indemnification pursuant to this Article 11 and specifying the amount of such recovery. In the case of any issuance of Associated Shares pursuant to the preceding proviso, the Associated Shares shall be valued at the greater of (A) $2.50 or (B) the fair market value of such shares on the date of the court order or written agreement, as the case may be.

               (b) Notwithstanding the provisions of paragraph (a) above, as of the date which is 90 days after the Closing, the maximum number of Associated Shares that Associated may be required to issue hereunder shall be reduced to the number of shares equal to 7.5% of the Closing Shares.

               (c)  Notwithstanding the provisions of paragraphs
(a) and (b) above, as of the Indemnification Expiration Date, the maximum number of Associated Shares that Associated may be required to issue hereunder shall be reduced to zero (0) plus the number of shares, if any, then subject to a Claim Notice.


                              ARTICLE 12

                          GENERAL PROVISIONS

          SECTION 12.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by the methods specified in Section 12.1) or sent by electronic transmission to the facsimile number specified below:

               (a)  If to Associated:

                    Associated Technologies
                    c/o First Sydney Capital Limited
                    Level 5
                    151 Macquarie Street
                    Sydney NSW 2000 Australia

                    Attention: Mr. Leonard N. McDowall
                    Facsimile No.: 011-61-2-9241-5189

                    with a copy to:

                    Werbel & Carnelutti
                    711 Fifth Avenue
                    New York, New York 10022

                    Attention: Stephen M. Davis, Esq.
                    Facsimile No.: (212) 832-3353

               (b)  If to VME:

                    Virtual Music Entertainment
                    3 Riverside Drive
                    Andover, Massachusetts 01810

                    Attention: Mr. Bradley J. Naples
                    Facsimile No.: (508) 688-8824

                    with a copy to:

                    Foley, Hoag & Eliot LLP
                    One Post Office Square
                    Boston, Massachusetts 02109

                    Attention: Adam Sonnenschein, Esq.
                    Facsimile No.: (617) 832-7000

               (c)  If to the Indemnifying Stockholders' Agent:

                    Mr. Robert P. Forlenza
                    c/o Tudor Investment Corporation
                    40 Rowes Wharf  2nd Fl.
                    Boston, Massachusetts  02110
                    Facsimile No.:  (617) 737-0993

                    Mr. Leslie A. Ferlazzo
                    c/o Woodstock Corporation
                    27 School Street
                    Boston, Massachusetts  02108

                    Facsimile No.:  (617) 523-0229

                    with a copy to VME:

                    Virtual Music Entertainment
                    3 Riverside Drive
                    Andover, Massachusetts  01810

                    Attention:  Bradley J. Naples
                    Facsimile No.:  (508) 688-8824


               (d)  If to any VME Securityholder:

                    To the address set forth under such VME
                    Securityholder's name on Exhibit A to the Joinder Agreement.

          SECTION 12.2 Certain Definitions. For purposes of this Agreement, the term:

               (a) "Affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

               (b) "Business Day" means any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

               (c) "control" (including the terms "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

               (d) "knowledge" or "known" means, with respect to any matter in question, if an executive officer of VME or Associated, as the case may be, has actual knowledge of such matter; provided, that knowledge of a matter by an executive officer of a subsidiary of VME or Associated, as the case may be, shall be deemed to be knowledge by VME or Associated respectively;

               (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13 (d) of the Exchange Act) and

               (f) "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than
(a) mechanic's, materialmen's, landlord's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

               (g) "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, payable to any federal, state, local or foreign taxing authority or agency, including, without limitation,
i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and iii) interest, penalties and additions to tax imposed with respect thereto.

          SECTION 12.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 12.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such deter-mination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 12.5   Entire Agreement.  This Agreement
(together with the Exhibits and Schedules hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

          SECTION 12.6 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

          SECTION 12.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 12.8 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 12.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. The parties hereto stipulate and agree that (a) all legal actions arising from or relating to this Agreement will be brought in a court of competent jurisdiction in the United States of America,
(b) such venue is the proper and most convenient forum for such actions and (c) the court of such venue shall have personal jurisdiction over the parties hereto for the purposes of hearing matters arising from or relating to this Agreement. The parties hereto hereby waive all rights of transfer under the doctrine of forum non conveniens or any similar doctrine or statue, however denominated.

          SECTION 12.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, Associated and VME have caused this
Securities Exchange Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              ASSOCIATED TECHNOLOGIES, INC.


                              By:  ____________________________
                                   Name:
                                   Title:

                              VIRTUAL MUSIC ENTERTAINMENT, INC.


                              By:  _____________________________
                                   Name:
                                   Title:


                              Solely with respect to Section 8.7
                              hereto:

                              FIRST SYDNEY INVESTMENTS PTY LIMITED


                              By:  _____________________________
                                   Name:
                                   Title:


110262

                         Schedule 9.2(d)

          (i) VME is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction where it owns or leases any real property.

          (ii) The authorized capital stock of VME is in all material respects as described in the Agreement, and all outstanding shares are validly issued, fully paid and nonassessable.

          (iii) VME has corporate power and authority to execute and deliver this Agreement and the Merger Agreement and to consummate the transactions contemplated on its part hereby and thereby; VME has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Merger Agreement by VME and the consummation by VME of the transactions contemplated on its part hereby and thereby; and this Agreement and the Merger Agreement have each been duly executed and delivered by VME and each is a valid and binding agreement of VME enforceable in accordance with its terms.

          (iv) The execution and delivery of this Agreement and the Merger Agreement by VME and the consummation by VME of the transactions contemplated on its part hereby and thereby do not and will not violate, if applicable, any provision of its Certificate of Incorporation or By-Laws and, to the knowledge of such counsel after due inquiry, (A) do not and will not violate, or result with the giving of notice or the lapse of time or both in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon the property of VME or any of its subsidiaries pursuant to any provision of, any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which VME or any of its subsidiaries is a party or by which any of them is bound, and
(B) do not and will not constitute an event permitting termination of any lease, agreement, license or instrument to which VME or any of its subsidiaries is a party or by which any of them is bound, except in any of the foregoing cases as shall be specified in such opinion.

          (v) Except for the filing of the appropriate Certificate of Merger (the "Certificate of Merger") with the Secretary of State of Delaware, all consents, authorizations, orders or approvals of, and filings and registrations with, any United States federal or state governmental commission, board or other regulatory body required for or in connection with the execution and delivery of this Agreement and the Merger Agreement by VME and the consummation by VME of the transactions contemplated on its part hereby and thereby have been obtained or made.

          (vi) To the knowledge of such counsel after due inquiry, there is no claim, action, suit or proceeding pending, contemplated or threatened against VME or any of its properties which seeks to prohibit, restrict or delay consummation of the Exchange or the Merger or any of the conditions to the consummation of the Exchange or the Merger, nor is there any judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality, arbitrator or any other person outstanding against VME which such counsel believes has or may in the future have any such effect.

          (vii) Upon the approval by the affirmative vote of the stockholders of VME in accordance with applicable law and subsequent filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the terms of the Merger Agreement, the Merger shall become effective under the DGCL.

          Such opinion shall also cover such matters incident to the transactions contemplated hereby as Associated may reasonably request. In rendering such opinion, such counsel may rely as to matters of fact to the extent specified therein upon certificates of officers of VME and upon the opinion of other counsel satisfactory to Associated as to all matters of the laws of states other than Delaware. Any opinions relied upon by such counsel as aforesaid shall be delivered together with the opinion of such counsel, which shall state that such counsel believe their reliance thereon is justified.

                         Schedule 9.3(d)


          (i) Associated is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction where it owns or leases any real property.

          (ii) The authorized capital stock of Associated is in all material respects as described in the Agreement, and all outstanding shares are and the Closing Shares, when issued and paid for in accordance herewith will be, validly issued, fully paid and nonassessable.

          (iii) Associated has the corporate power and authority to execute and deliver this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby; Associated has taken all necessary corporate action to authorize the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby and thereby; and this Agreement and the Merger Agreement have been duly executed and delivered by Associated, and is each a valid and binding agreement of Associated enforceable in accordance with its terms.

          (iv) The execution and delivery of this Agreement and the Merger Agreement by Associated and the consummation by it of the transactions contemplated on its part hereby and thereby do not and will not violate any provision of its Certificate of Incorporation or Bylaws and, to the knowledge of such counsel after due inquiry, (A) do not and will not violate, or result with the giving of notice or the lapse of time or both in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon the property of Associated or any of its subsidiaries pursuant to any provision of, any mortgage, lien, lease, agreement, license, instrument, law, ordinance, regulation, order, arbitration award, judgment or decree to which Associated or any of its subsidiaries is a party or by which any of them is bound, and (B) do not and will not constitute an event permitting termination of any lease, agreement, license or instrument to which Associated or any of its subsidiaries is a party or by which any of them is bound, except in any of the foregoing cases as shall be specified in the opinion.

          (v) Except for the filing of the appropriate Certificate of Merger (the "Certificate of Merger") with the Secretary of State of Delaware, all consents, authorizations, orders or approvals of, and filings and registrations with, any United States federal or state governmental commission, board or other regulatory body required for or in connection with the execution and delivery of this Agreement and the Merger Agreement by Associated and the consummation by Associated of the transactions contemplated hereby and thereby have been obtained or made.

          (vi) To the knowledge of such counsel after due inquiry, there is no claim, action, suit or proceeding pending, contemplated or threatened against Associated or any of its subsidiaries or any of their properties which seeks to prohibit, restrict or delay consummation of the Exchange or the Merger or any of the conditions to consummation of the Exchange or the Merger, nor is there any judgment, decree, injunction, ruling or order of any court, governmental department, commission, agency or instrumentality, arbitrator or any other person outstanding against Associated or Sub which such counsel believes has or may in the future have any such effect.

          (vii) Upon the approval by the affirmative vote of the stockholders of VME in accordance with applicable law and subsequent filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the terms of the Merger Agreement, the Merger shall become effective under the DGCL.

      Such opinion shall also cover such matters incident to the transactions contemplated hereby as VME may reasonably request. In rendering such opinion, such counsel may rely as to matters of fact to the extent specified therein upon certificates of officers of Associated and upon the opinion of other counsel satisfactory to VME as to all matters of the laws of states other than Delaware. Any opinions relied upon by such counsel as aforesaid shall be delivered together with the opinion of such counsel, which shall state that such counsel believe their reliance thereon is justified.




110262

               Exhibit A to Securities Exchange Agreement

                         AT/VME Exchange Ratios


AT shares/VME Common Share    0.0378


                           AT Common
                           Shares re-
                           ceived per
                           Share (or    Total Out-     AT Shares
                           per $1 of    Standing VME   Received
     VME Security          debt)*       Securities     per Class
-------------------------------------------------------------------
Series D Preferred ($.76)
Preference Participation      .3040     3,434,050      1,043,951
------------------------------------------------------------------
Series E Preferred (1.97)
Preference Participation      .7880     1,528,582      1,204,523
------------------------------------------------------------------
Common Stock                  .0378     2,534,481         95,803
------------------------------------------------------------------
Series D Common Stock
Participation                 .0378     3,434,050        129,807
------------------------------------------------------------------
Series E Common Stock
Participation                 .0378     1,528,582         57,780
------------------------------------------------------------------
Shares issued on net
issuance basis upon
surrender of Warrants to
purchase Series E Stock
in Exchange                   .0378     1,476,130         55,798
------------------------------------------------------------------
Shares reserved for
exercise of Warrants to
purchase Series E Stock
surviving Merger              .8258       144,528        119,351
------------------------------------------------------------------
Shares reserved for
exercise of 1996 Warrants
to purchase common stock
surviving Merger**            .0378       133,389          5,042
------------------------------------------------------------------
Shares reserved for
exercise of 1995 Warrants
to purchase common stock
surviving Merger**            .0378       132,153          4,995




Shares reserved for other
Options and Warrants
surviving Merger***           .0378       183,317          6,929
------------------------------------------------------------------
Total Shares/Equivalents
including shares issued
to satisfy Preferences
of Preferred Stock                     14,345,945      2,723,980
------------------------------------------------------------------
Secured Debt****              .4000   $ 1,052,454        420,982
------------------------------------------------------------------
Total Shares                  -----     -----          3,144,962



*    AT Common Stock valued at $2.50 per share.

** Warrants to purchase 360,000 shares of VME Common Stock will be cancelled in the Exchange.

*** Includes warrants and options issued to Aerosmith and Messrs. Wallace and Swain.

**** Secured Debt will be exchanged at the rate of one AT share for each $2.50 of principal and interest (i.e., .4 AT shares for each $1 of principal and interest) accrued as of 11/30/97.

                 EXHIBIT NO. 99(a) TO FORM 8-K


                      FOR IMMEDIATE RELEASE


                  Associated Technologies, Inc.
                  to Purchase Majority Stake in
                Virtual Music Entertainment, Inc.


Sydney, Australia, December 23, 1997---Associated Technologies, Inc. (OTC Bulletin Board: ATTT) announced today that on Friday, December 19, 1997, it entered into an exchange agreement to purchase a majority of the outstanding equity, on a fully-diluted basis, of Virtual Music Entertainment, Inc. ("VME") in exchange for a minimum of 1,603,931 shares of Associated common stock (assuming 51% of VME's equity securities are exchanged). The closing of the exchange transaction is expected to take place on or about December 30, 1997. In addition, the exchange agreement contemplates that after the closing of the exchange transaction, a merger will be effected whereby Associated will acquire ownership of the remaining outstanding equity of VME. In connection with such merger, Associated will issue additional shares of its common stock to certain security holders and receive as consideration therefor all of the outstanding securities of VME not already owned by Associated on the date of such merger.

VME, based in Andover, Massachusetts, is involved in the development of computer software games using digital sound technology.


Contact:

Deryck Graham, Vice President of Associated Technologies, Inc.,
     011-618-9479-1711; or George Demakos of Select Media Ltd.,
     516-333-1155







110262